Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vermillion, Inc

Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167204) of Vermillion, Inc of our report dated March 1, 2013, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP
Austin, Texas

March 1, 2013